Exhibit 5.1

Morrison & Foerster LLP
5200 Republic Plaza
370 Seventeenth Street
Denver, Colorado 80202-5638

October 5, 2004

ATRIX LABORATORIES, INC.
2579 Midpoint Drive
Fort Collins, Colorado 80525

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-8, being filed by Atrix Laboratories, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission relating to the registration of a total of 100,000 shares (the “Shares”) of the Registrant’s Common Stock, $.001 par value, which will be purchased from time to time under the Securities Act of 1933, under the Registrant’s 401(k) Savings & Retirement Plan (referred to herein as the “Plan”).

     In connection therewith, we have reviewed such Registration Statement, the Registrant’s filings with the Securities and Exchange Commission, certain of the Registrant’s corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the Plan and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

     We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy, as to matters of fact, of officers of the Registrant. We have relied on the Registrant’s records and have assumed the accuracy and completeness thereof.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant under the Plan have been duly authorized and, upon the sale thereof and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

Very truly yours,
/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

2